UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2007 (January 2, 2007)

SAMDREW V, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51680	03-0562657
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

970 Browers Point Branch
Hewlett Neck, NY 11598

(Address of Principal Executive Offices/Zip Code)

(212) 869-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2007, Samdrew V, Inc. (the “Company” or “Samdrew”) entered into a letter of intent (the “Letter of Intent”) with QuantumSphere, Inc. (“QuantumSphere”), pursuant to which Samdrew intends to combine with QuantumSphere either through a merger between QuantumSphere and a wholly owned subsidiary of Samdrew, or an exchange of shares of stock of QuantumSphere for shares of common stock, par value $.0001 per share (“Common Stock”) of Samdrew (the “Merger”). The parties intend to begin preparation of agreements necessary for the Merger (the “Definitive Agreements”).

The Letter of Intent provides that a condition to the closing of the merger (the “Closing”) for Samdrew will be the completion of a private placement of securities raising gross proceeds of at least $3 million on terms reasonably acceptable to Samdrew (the “Financing”). At Closing, an estimated 5,241,180 shares of Common Stock, options to purchase an estimated 1,693,792 shares of Common Stock, and warrants to purchase an estimated 3,492,823 shares of Common Stock will be issued to the current shareholders, option holders and warrant holders of QuantumSphere, respectively, in addition to shares or other securities to be issued in connection with the Financing. Upon the consummation of the Financing, it is estimated that up to 1,846,154 shares of Common Stock and warrants to purchase up to 923,077 shares of Common Stock will be issued therein. Upon the consummation of the Financing and the issuance of Common Stock, options and warrants in exchange for 100% of the outstanding securities of QuantumSphere, the Samdrew founders, collectively, shall hold $1,000,000 of Common Stock following the Closing, calculated on a fully diluted basis. The number of shares of Common Stock to be issued to the Samdrew founders, collectively, shall be based upon the price per share of the Common Stock to be issued pursuant to the Financing.

After the Closing, Samdrew, at its cost, will register for resale all currently outstanding shares of Samdrew Common Stock (“Samdrew Founder Shares”). The registration statement will be filed within 45 days after Closing, and become effective no more than 150 days after Closing; provided, however, in the event the registration statement is not declared effective by the 150th day following the Closing due to comments provided by the Securities and Exchange Commission relating to Rule 415 of the Securities Act of 1933, as amended, then the 150 day deadline shall be extended for an additional 60 days. If Samdrew fails to meet either of these deadlines, Samdrew will issue additional Common Stock to the current Samdrew shareholders in an amount equal to 1.5% per month of the value of the Samdrew Founder Shares on the date of Closing (“Closing Date Value”) until the obligation to file or obtain effectiveness, as applicable, is satisfied. If Samdrew does not obtain the effectiveness of such registration within 12 months after Closing, the holders of Samdrew Founder Shares will have the option either (a) to resell the Samdrew Founder Shares back to Samdrew for a cash payment equal to 110% of the Closing Date Value or (b) continue to receive a penalty equal to 1.5% per month of the Closing Date Value, in the form of shares or cash, at the option of such holder.

Each of the founders of Samdrew shall enter into a lock-up agreement prohibiting the sale of their respective shares prior to the one (1) year anniversary of Closing.

In consideration of the expense and effort that will be expended by Samdrew in due diligence and the negotiation of the Definitive Agreements, neither QuantumSphere nor its affiliates will, directly or indirectly, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person or entity relating to a transaction of the type set forth in the Letter of Intent or any other potential merger, acquisition, sale or financing transaction (other than a financing to take place contemporaneous with the Closing) until the earlier to occur of the Closing, the date on which Samdrew and QuantumSphere mutually agree in writing to discontinue negotiations regarding such a transaction on the terms set forth in the Letter of Intent or March 31, 2007. Additionally, the parties each covenant and agree that, except as consented to by the parties, neither they nor any of their respective officers, directors, employees, agents or representatives will disclose any confidential information of the other to any third party, except (i) as required by law or regulation (including applicable securities regulations), or (ii) to a party’s accountants, lawyers, employees, advisors and representatives in connection with evaluating whether to proceed with negotiating and closing the transactions contemplated in the Letter of Intent or (iii) in connection with obtaining consents required by the Definitive Agreements.

Except for the terms described in the immediately preceding paragraph relating an exclusive dealing period, and maintaining confidentiality, the Company and QuantumSphere have acknowledged that although the terms set forth in the Letter of Intent reflect their mutual understanding of the transactions to be negotiated by the parties, such terms are not intended to create or constitute any legally binding obligation between the parties.

Those certain binding provisions contained in the Letter of Intent and the Letter of Intent in its entirety may be terminated (i) by written mutual consent of both parties; or (ii) upon written notice by either party to the other if the Definitive Agreements have not been executed by January 31, 2007, provided, however, that the termination of the binding provisions shall not affect the liability for breach of any of the binding provisions prior to the termination.

There can be no assurances that a Merger or any similar transaction contemplated under the terms of the Letter of Intent will ever be consummated.

QuantumSphere is a manufacturer of nanoscale metals and alloys for applications in portable power, renewable energy, electronics, aerospace, defense and other markets demanding advanced materials. QuantumSphere’s proprietary technology enables the production of ultra-pure, highly uniform nanometals and alloys under 50 nanometers in high volume at commercial prices with the potential to be utilized in a large number of new applications. QuantumSphere has also created an extensive intellectual property portfolio around its process capabilities and end-use commercial applications. QuantumSphere seeks to leverage its market position to manufacture and ship high-performance catalyst materials and electrode devices for clean-energy applications such as batteries and micro fuel cells for portable power and hydrogen generation through electrolysis, among others.

QuantumSphere also works closely with leading universities by funding research to validate QuantumSphere-Nano materials and generate licensing rights to intellectual property for disruptive high-value commercial applications. For more information, please visit www.qsinano.com.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

(d)	Exhibits.

Exhibit
Number	Description

10.1	Letter of Intent, dated January 2, 2007

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

Remainder of Page Intentionally Left Blank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMDREW V, INC.

By:	/s/ David N. Feldman
Name: David N. Feldman
Title: President

Dated: January 4, 2007